UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008

American Achievement Group Holding Corp.
AAC Group Holding Corp.
American Achievement Corporation
(Exact name of registrants as specified in their charters)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
Delaware	333-137067	20-4833998
Delaware	333-121479	20-1854833
Delaware	333-84294	13-4126506

7211 Circle S Road
Austin, Texas 78745
(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement

Item 7.01. Regulation FD Disclosure

Item 9.01.  Financial Statements and Exhibits

SIGNATURES

Item 1.01.  Entry into a Material Definitive Agreement

Supplemental Indenture – American Achievement Group Holding Corp. (the “Company”) and U.S. Bank National Association, as trustee, entered into a supplemental indenture dated August 8, 2008, which will amend the indenture, dated June 12, 2006.  The supplemental indenture will (1) require that, upon consummation of a previous announced transaction with Herff Jones Inc., the Company shall redeem all of its outstanding Notes for which valid consents have been  delivered at a redemption price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest, if any, to but not including the date of the consummation of the Transaction, and (2) remove substantially all of the restrictive and reporting covenants under the Indenture, as well as certain events of default and related provisions, including without limitation, the covenant that would otherwise require the Company to make an offer to purchase the Notes upon consummation of the Transaction as currently provided in the Indenture (the “Covenant Amendment”).  The Covenant Amendment will only bind all Notes for which valid consents have not been delivered.

Item 7.01.  Regulation FD Disclosure

The attached press release was issued on August 8, 2008.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1                      Press release dated as of August 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ACHIEVEMENT GROUP HOLDING CORP. AAC GROUP HOLDING CORP. AMERICAN ACHIEVEMENT CORPORATION

Date: August 8, 2008	By:	/s/ DONALD PERCENTI
Donald Percenti
Chief Executive Officer